Exhibit 10.15

FROST BANK TOWER

LEASE AMENDMENT #1

NATURAL GAS SERVICES GROUP, INC.
(Suite# 550)

WNB REI LLC, a Delaware limited liability company (hereinafter called "Landlord") and NATURAL GAS SERVICES GROUP, INC., a Colorado corporation {hereinafter called "Tenant"), for good and valuable consideration the receipt of which is hereby acknowledged on January 9, 2018 (the "Effective Date"), do hereby amend by this Lease Amendment #1, that certain Lease Agreement dated March 26, 2008 {the "Original Lease Agreement"), covering a total of approximately 13,135 square feet of Net Rentable Area (the "Leased Premises") located on Level Five (5) of the Frost Bank Tower (formerly known as the Western National Bank Tower), located at 508 West Wall Street, Midland, Texas 79701 (together with all associated parking facilities, collectively the "Building"), under the following terms and conditions (..Lease Amendment #l"):

I.
LEASE TERM. The Lease Term for the Leased Premises is hereby extended for a period of nine (9) months commencing on June I, 2018, and expiring at 11:59 p.m. CST on February 28, 2019 (the "Extended Term").

2.      RENT. Prior to June 1, 2018, Tenant shall continue to pay the Base Rent for the Leased
Premises pursuant to the provisions of the Original Lease Agreement. As of June 1,
2018, and continuing throughout the Extended Term, Tenant shall pay the Base Rent for the Leased Premises in accordance with the following schedule:

PERIOD     ANNUAL RATE MONTHLY
PER SQ.FT. BASE RENT
06/01/2018 - 02/28/2019 $22.00 $24,080.83

All monthly Base Rent for the Leased Premises during the Extended Term shall be paid to Landlord in advance and without demand, counterclaim or offset, on or before the first day of each calendar month.

3.      BASE YEAR. During the Extended Term, the Base Year for Operating Expenses and
Tax Expenses for the Leased Premises shall be the calendar year 2018.

4.
PARK ING. Landlord shall provide up to thirty-two (32) parking spaces with respect to the Leased Premises during the Extended Term, in the designated areas, at the following rate per space per month plus applicable sales tax:

6 @ $35.00 per space per month, plus applicable sales tax, for spaces located in the Tower Parking Garage

14 @$35.00 per space per month, plus applicable sales tax, for spaces located in the 626 West Wall Parking Lot

12 @ $35.00 per space per month, plus applicable sales tax, for spaces located in the 701 West Texas Parking Lot

The monthly rates set forth in this Section 4 may be adjusted by Landlord during the Extended Term to an amount equal to the prevailing market rates being charged in the Building for similar parking spaces. The parking spaces set forth in this Section 4 shall be for Tenant and/or Tenant's employees and Landlord shall have the right to assign parking space as conditions permit. However, Landlord shall not be required to police the use of these spaces. Landlord may make, modify and enforce rules and regulations relating to the parking of automobiles in the parking area(s), and Tenant shall abide thereby. Landlord shall not be liable to Tenant or Tenant's agents, servants, employees, customers, or invitees for damage to person or property caused by any act of omission or neglect of Tenant, and Tenant agrees to hold Landlord harmless from all claims for any such damage.

5.	HOLDING OVER. Section 16 “Holding Over" in the Original Lease Agreement is hereby deleted and the following substituted in lieu thereof:

“Section 16 Holding Over

(a) If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the Lease Term, Tenant shall become a tenant on a month-to month basis upon the provisions of this Lease, except that the monthly Base Rent shall be equal to two hundred percent (200%) of the Base Rent payable by Tenant immediately prior to the expiration of the Lease Tenn. In addition, Tenant shall continue to pay Tenant's Ratable Share of Operating Expenses and Tax Expenses, and all other amounts due to Landlord hereunder. Each party shall give the other notice at least one (1) month prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy.

(b) If, after objection by Landlord thereto, Tenant holds possession of the Premises after expiration of the Lease Term, Tenant shall constitute a tenant at sufferance and without in any way waiving the wrongful holding over of the Premises by Tenant, Landlord shall be entitled to receive for each month or portion thereof during which Tenant wrongfully holds over at the Premises Base Rent equal to two hundred percent (200%) of the Base Rent payable by Tenant immediately prior to the expiration of the Lease Term, together with Tenant's Ratable Share of Operating Expenses and Tax Expenses, and all other amounts otherwise due to Landlord hereunder. Landlord's receipt of increased Base Rent under this Section I 6 shall not constitute an extension of the Lease Term nor shall it constitute a waiver of Tenant's wrongful holding over and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Jaw. Tenant shall also be liable to Landlord for all direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant."

6.     SUBORDINATION. Section 24 "Subordination to Mortgage" in the Original Lease
Agreement is hereby deleted and the following substituted in lieu thereof:
“Section 24 Subordination to Mortgage
This Lease shall be subject and subordinate to any lease, mortgage or deed of trust which may hereafter encumber the building and to all renewals, modifications, consolidations, replacements, and extensions thereof. Upon any foreclosure, judicially or non-judicially, of any such mortgage, or the sale of the Building in lieu of foreclosure, or any other transfer of Landlord's interest in the Building. whether or not in connection with a mortgage, Tenant hereby does, and hereafter agrees to attorn to the purchaser at such foreclosure sale or to the grantee under any deed in lieu of foreclosure or to any other transferee of Landlord's interest, and shall recognize such purchaser, grantee, or other transferee as Landlord under this Lease, and no further attornment or other agreement shall be required to effect or evidence Tenant's attornment to and recognition of such purchaser or grantee as landlord hereunder. This clause shall be self-operative and no further instrument of subordination, non-disturbance or attornment need be required by any mortgagee. In confirmation of such subordination, non-disturbance and attornment, however, Tenant shall, within ten (10) days after receipt of a request from Landlord, execute, acknowledge, and deliver promptly any certificate or instrument evidencing such subordination, non-disturbance and attornment. Tenant hereby constitutes and appoints landlord the Tenant's attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, upon request of any person or party succeeding to the interest of landlord as a result of such enforcement, automatically become the Tenant of such successor-in-interest without change in the terms of other provisions of this lease; provided, however, that such successor in interest shall not be bound by (a) any payment of Base Rental or Additional Rent for more than four (4) months in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this lease, or (b) any amendment or modification of this lease made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by such successor-in-interest, Tenant shall execute and deliver an instrument or instruments confirming the subordination, non-disturbance and attornment provided for herein. Notwithstanding the foregoing at Landlord's option, Tenant's failure to deliver a certificate or instrument evidencing such subordination, non disturbance and attornment shall constitute an immediate "Event of Default" (as defined in Section 27 of this Lease), without further notice or an opportunity to cure, and Landlord shall be entitled to any remedies provided by this lease, together with all other remedies allowed by law or equity."

7.	ESTOPPEL CERTIFICATES. Section 26 "Estoppel Certificates" in the Original lease Agreement is hereby deleted and the following substituted in lieu thereof:

"Section 26. Estoppel Certificates

Tenant will, from time to time, upon not less than ten (10) days prior request by landlord, and at landlord's reasonable request, execute, acknowledge, and deliver to Landlord a statement in writing certifying: (i) that none of the provisions of this lease have changed (or if they have changed, stating how they have been changed), (ii) that this Lease has not been terminated, (iii) the last date of payment and other charges and the time period covered by such payment, (iv) that Landlord is not in default under this Lease (or if Tenant claims such a default, setting forth such default in reasonable detail), and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably
Request Landlord may deliver such statement to any prospective purchaser or encumbrancer (a "Prospect") of the Property. Such Prospect may rely conclusively upon the accuracy of such statement. If Tenant fails to deliver such statement to landlord within such ten (10) day period, landlord, and any Prospect may conclusively presume and rely upon the following: (a) the provisions of this lease have not changed, except as Landlord otherwise represents, (b) not more than one month's Base Rent has been paid in advance, and (c) Landlord is not in default under this lease. In such event, Tenant shall be stopped from denying, and may not deny the truth of such facts. Notwithstanding the foregoing, at Landlord's option, Tenant's failure to deliver such statement to landlord within ten (I 0) days after receipt of a request for the same, shall constitute an immediate
·Event of Default" (as defined below in Section 27 of this Lease), without further notice or an opportunity to cure and Landlord shall be entitled to any remedies provided by this
Lease, together with all other remedies allowed by Jaw or equity."

8.	NOTICES. Landlord's address in Section 40 "Notice" of the Original Lease Agreement is hereby deleted and the following substituted in lieu thereof:

"For Landlord:

WNB REI LLC
400 W. Illinois, Suite 1630
Midland, TX 79701"

9.      AMENDMENTS.    Section 44 "Entirety and Amendments" of the Original Lease
Agreement is hereby deleted and the following substituted in lieu thereof: "Section 44.     Entirety and Amendments
This Lease embodies the entire contract between the parties hereto relative to the subject matter hereof. NO AMENDMENTS TO OR MODIFICATIONS OF OR WAIVERS UNDER THIS LEASE SHALL BE VALID OR BINDING UNLESS MADE IN A WRITING SIGNED BY BOTH PARTIES (OR THE WAIVING PARTY WITH RESPECT TO WAIVERS) AND EXPRESSLY STATING THAT IT INTENDS TO AMEND OR MODIFY, OR WAIVE A RIGHT UNDER, THIS LEASE AND SPECIFYING THE PROVISION INTENDED TO BE AMENDED, MODIFIED OR WAIVED. ANY SUCH AMENDMENT, MODIFICATION OR WAIVER SHALL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE PURPOSE FOR WHICH IT WAS GIVEN. All exhibits referred to in this Lease and attached hereto are incorporated herein for all purposes."

10.	RATIFICATION. Except as amended by this Lease Amendment #1, Landlord and Tenant hereby ratify and affirm all of the terms, conditions and covenants of the Original Lease Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Amendment
#1 as of the Effective Date.

TENANT

NATURAL GAS SERVICE GROUP, INC.
/s/ G. Larry Lawrence